Exhibit 32.2

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any other person for any other purpose.

In connection with the Annual Report on Form 10-K of Internap Network Services Corporation (the “Company”) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David A. Buckel, Vice President and Chief Financial Officer of the Company, certifies that

• the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

• information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2005

/s/ DAVID A. BUCKEL
David A. Buckel Vice President and Chief Financial Officer